Exhibit 10.17

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (“Amendment”) is made as of the 31st day of October, 2004 (“Effective Date”) by and between ONE OLIVER ASSOCIATES LIMITED PARTNERSHIP, a Michigan limited partnership, whose address is c/o Kojaian Management Corporation, 39400 Woodward Avenue, Suite 250, Bloomfield Hills, Michigan 48304-2876 (the “Landlord”) and ARIBA, INC., a Delaware corporation, successor by merger to FreeMarkets, Inc., whose address is 807 11th Avenue, Sunnyvale, California 94089, ATTN: Real Estate Manager (the “Tenant”).

W I T N E S S E T H :

WHEREAS, Landlord and Tenant are parties to that certain Lease dated October 21, 1998, as amended by First Amendment to Lease dated March 30, 1999, Second Amendment to Lease dated June, 1999, Third Amendment to Lease dated March 13, 2000 and Fourth Amendment to Lease dated July 10, 2002 (hereinafter collectively referred to as the “Lease”), pursuant to which Tenant leases space in FreeMarkets Center (formerly named One Oliver Plaza), Pittsburgh, Pennsylvania; and

WHEREAS, Tenant wishes to replace the four (4) signs on the upper exterior of the Building, the rights to which are granted in Section 21.02(a) of the Lease as amended in the Third Amendment to Lease (the “Tenant Signs”). Signs containing the name “FreeMarkets” are currently in place and Tenant wishes to replace them with Tenant Signs containing the name “Ariba” in accordance with the Ariba Sign Program dated June 1, 2004, as prepared by Kolano Design and attached hereto as Exhibit “A” (the “Sign Program”); and

WHEREAS, Landlord is willing to consent to the replacement of the Tenant Signs with new signs pursuant to the Sign Program; and

WHEREAS, Landlord wishes to replace the existing signs identifying the Building as “FreeMarkets Center” at ground level and in the Building Lobby (the “Identification Signs”); and

WHEREAS, Landlord and Tenant have reached certain other agreements relating to the name of the Building and other matters as more particularly set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. (a) Subject to Tenant obtaining all necessary approvals from all appropriate governmental entities, the existing Tenant Signs shall be replaced as provided in this Paragraph 1.

(b) Tenant shall, at Tenant’s sole cost and expense, have plans and specifications for the new Tenant Signs prepared and submit the same to Landlord for approval, which approval shall not be unreasonably withheld or delayed. Such plans and specifications shall materially conform to the Sign Program. If Landlord reasonably withholds approval of said plans and specifications, Tenant shall revise such plans and specifications to address the reasons for Landlord’s disapproval and re-submit such revised plans and specifications for approval.

(c) Tenant shall install, construct, maintain in good condition and repair including the full illumination thereof and, at the expiration or earlier termination of the Lease, remove the Tenant Signs, at Tenant’s sole cost and expense, and such installation, construction, maintenance and removal shall be performed in a neat, responsible and workmanlike manner, using generally acceptable construction standards, consistent with such reasonable requirements as shall be imposed by Landlord. Landlord shall provide such access as Tenant shall reasonably require for performance of such obligations, including immediate access in case of emergency; Landlord’s Building security personnel shall at all times have keys for such purposes. The Tenant Signs shall be in conformance with the approved plans and specifications therefor. Tenant shall, at its sole cost and expense, repair any damage to the Building caused by Tenant’s installation, construction, maintenance and/or removal of Tenant’s Signs.

(d) Tenant shall protect, defend, indemnify and hold harmless Landlord and Landlord’s officers, directors, shareholders, partners, employees, servants and agents from and against all claims, damages, liabilities, penalties, costs and expenses (including reasonable attorneys’ fees), of any kind and nature incurred by or asserted against Landlord arising out of or connected with (i) the installation, construction, maintenance and removal of Tenant’s Signs, or (ii) any negligent failure by Tenant to perform any of the agreements, terms, covenants or conditions required to be performed by Tenant pursuant to this Amendment relating to Tenant’s Signs, or (iii) any failure by Tenant to comply with any statutes, ordinances, regulations or orders of any governmental authority in connection with its activities under this Amendment relating to Tenant’s Signs.

(e) Tenant shall provide Landlord with satisfactory proof that the Tenant Signs and the use and placement thereof are covered by Tenant’s policies of commercial general liability insurance and All-Risk property insurance described in Article 15 of the Lease. Notwithstanding any other provisions herein or in the Lease, except for the negligence or willful misconduct of Landlord and its employees, agents, and contractors, Landlord shall not be responsible for or liable to Tenant for any damage to the Tenant Signs occasioned by any cause whatsoever, including, without limitation, electrical systems or facilities, water, snow, ice, or other weather conditions. Landlord shall not, in any case, be responsible for or liable to Tenant for any damage or personal injury arising out of any acts or neglect of other tenants of the Building, occupants of the Building, occupants of adjacent property, or the public relating to the Tenant Signs.

(f) Tenant agrees that, notwithstanding anything contained to the contrary in the Lease or this Amendment, the signage rights granted to Tenant in Section 21.02(a) of the Lease are personal to Tenant and are not assignable; provided, however, that (x) following any transfer of substantially all of Tenant’s assets (including this Lease) or stock to another entity, or a merger or consolidation of Tenant with another entity, or a transfer of Tenant’s interest in this Lease to an affiliated entity (“affiliated entity” meaning an entity that controls, is controlled by, or is under common control with Tenant, and “control” meaning the direct or indirect ownership of more than 50% of the voting securities of an entity or possession of the right to vote more than 50% of the voting interest in the ordinary direction of the entity’s affairs), Landlord shall not unreasonably withhold its approval to the change of the Tenant Signs to identify such new or resulting tenant on one (1) occasion during the Term, and (y) in the event of a sublease to a third party which subleases more than at least seventy percent (70%) of the rentable area of the Premises covered by the Lease, Landlord shall not unreasonably withhold its approval to the change of the Tenant’s Signs to identify such new subtenant on one (1) occasion during the Term.

(g) Other than as provided in this Paragraph 1 hereof, Tenant’s Signs shall not be changed by Tenant or its successors or assigns.

2. (a) Landlord shall, promptly after the date of this Amendment, change the name of the Building and the Identification Signs to exclude any reference to Tenant, including but not limited to the words “Ariba” or “FreeMarkets”. After such initial change of the name of the Building and the Identification Signs, Landlord shall thereafter have the right to change the name of the Building and the Identification Signs at any time and from time to time as Landlord shall determine in its sole discretion; provided that any such name of the Building or Identification Signs shall not include any reference to Tenant, including but not limited to the words “Ariba” or “FreeMarkets”. Except as provided in Paragraph 2(b) hereof, Tenant shall not be required to pay any costs relating to such name change(s) of the Building and the Identification Signs.

(b) From time to time within thirty (30) days of receipt of an invoice therefor together with reasonable supporting documentation, Tenant shall pay to Landlord the actual reasonable out-of-pocket cost of replacing the Identification Signs and the actual reasonable cost of reprinting business papers, including without limitation, stationery, brochures and business cards for existing tenants of the Building, as a result of the initial change of the name of the Building subsequent to this Amendment.

3. Section 29.01 of the Lease is hereby amended by replacing the addresses designated for Tenant with the following:

Ariba, Inc.

807 11th Avenue

Sunnyvale, CA 94089

ATTN: Real Estate Manager

with a copy to:

Ariba, Inc.

807 11th Avenue

Sunnyvale, CA 94089

ATTN: General Counsel

4. The Lease, as herein amended, is hereby ratified and confirmed by the parties and shall remain in full force and effect. The provisions of this Amendment shall control any conflicting provisions of the remainder of the Lease.

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signatures appear on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment to Lease as of the day and year first above written.

ONE OLIVER ASSOCIATES LIMITED PARTNERSHIP, Michigan limited partnership

By:	One Oliver-GP, Inc.,
a Michigan corporation,
its general partner

	By:	/s/ Mike Kojaian
Mike Kojaian, President

“LANDLORD”

ARIBA, INC.,
a Delaware corporation

By:	/s/ Sean Rollman
	Its:	VP / Controller

“TENANT”

[EXHIBIT A- SIGN SPECIFICATIONS]